Exhibit 99.1

Ampio Announces Investor Call on

Thursday, April 23, 4:30 p.m. EST

ENGLEWOOD, Colo., April 21, 2015 — Ampio Pharmaceuticals, Inc. (NYSE MKT: AMPE) today announced dial-in details for a scheduled investor call on Thursday, April 23, 4:30 p.m. EST. Participants are invited to dial in using the instructions as follows:

Investor call information:

U.S./Canada toll-free number: (844) 789-4877

International toll number: (925) 418-7845

Participant Passcode: 32888538

Questions can be emailed in advance to Tina Amirkiai, tina.amirkiai@fleishman.com.

Access will be provided through an operator for Q&A, participants will be instructed on how to submit questions at the time of the call.

About Ampio Pharmaceuticals

Ampio Pharmaceuticals, Inc. is a development stage biopharmaceutical company primarily focused on the development of therapies to treat prevalent inflammatory conditions for which there are limited treatment options. We are developing compounds that decrease inflammation by (i) inhibiting specific pro-inflammatory compounds by affecting specific pathways at the protein expression and at the transcription level; (ii) activating specific phosphatase or depletion of the available phosphate needed for the inflammation process; and (iii) decreasing vascular permeability.

Forward Looking Statements

Ampio’s statements in this press release that are not historical fact and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by use of words such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions. These forward-looking statements include risks associated with clinical trials, expected results, regulatory approvals, and changes in business conditions and similar events. The risks and uncertainties involved include those detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including without limitation, under Ampio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Ampio undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Gregory A. Gould

Ampio Pharmaceuticals, Inc.

Direct: (720) 437-6513

Email: ggould@ampiopharma.com

Media Contact:

Tina Amirkiai

FleishmanHillard

Direct: (415) 318-4262

Email: tina.amirkiai@fleishman.com

2